                                                                   Exhibit 10.9

               MARKETING COORDINATION AND ADMINISTRATIVE SERVICES
                                    AGREEMENT

                                      AMONG

                       ALLSTATE FINANCIAL SERVICES, L.L.C.
                                       AND
                           ALLSTATE INSURANCE COMPANY
                                       AND
                         ALLSTATE LIFE INSURANCE COMPANY

        This Marketing Coordination and Administrative Services Agreement (this "Agreement") made and effective as of this 1st day of January, 2003, among ALLSTATE FINANCIAL SERVICES, L.L.C., a Delaware limited liability company ("AFS"), ALLSTATE INSURANCE COMPANY, an Illinois insurance company ("Allstate"), and ALLSTATE LIFE INSURANCE COMPANY, an Illinois insurance company ("ALIC").

                                   WITNESSETH:

        WHEREAS, Allstate desires that AFS provide certain administrative and supervisory services relating to the sale of financial products by Allstate representatives;

        WHEREAS, ALIC desires that AFS provide certain marketing services relating to the promotion of registered securities products; and

        WHEREAS, AFS desires to furnish or cause to be furnished to Allstate and ALIC certain services and facilities subject to the terms and conditions hereinafter set forth.

        NOW, THEREFORE, it is agreed as follows:

1. AFS shall furnish or cause to be furnished to ALIC the services and facilities listed on Exhibit A, attached hereto. AFS and ALIC may, from time to time, agree that only certain of the listed services and facilities will be provided by AFS to ALIC. In exchange for such services and facilities, ALIC shall pay a marketing fee to AFS in the amount of Two Hundred Thousand Dollars ($200,000) per month.

2. AFS shall furnish or cause to be furnished to Allstate the services and facilities listed on Exhibit B, attached hereto. AFS and Allstate may, from time to time, agree that only certain of the listed services and facilities will be provided by AFS to Allstate. In exchange for such services and facilities, Allstate shall pay to AFS an affiliation fee of Three Hundred Fifty Dollars ($350) per Allstate exclusive agent or exclusive financial services representative who becomes a registered representative. The affiliation fee will be payable to AFS annually on January 31st, starting with January

     31, 2003, and will be calculated based on the number of Allstate registered representatives as of December 31st of the prior year. Allstate also shall pay to AFS, on a quarterly basis, an additional Three Hundred Fifty Dollars ($350) per Allstate exclusive agent or exclusive financial services representative who becomes a registered representative during any calendar year, beginning with 2003.

3. Allocations for the above services and facilities shall be made by the parties in accordance with the general provisions of the NAIC expense classification and allocation guidelines applicable to all inter-company allocations between Allstate and its insurance affiliates. Such guidelines may be amended from time to time, in which case the allocation procedures for charges pursuant to this Agreement will also be amended. The parties will exercise reasonable judgment in implementing the expense classification and allocation guidelines. Additionally, AFS shall maintain proper documentation for revisions and communicate changes in allocation requirements to ALIC and Allstate in a timely manner.

4. AFS will exercise reasonable judgment in periodically reviewing the expenses incurred and the percentage thereof allocated. Allstate or ALIC may request a review of such expenses and their allocation and such review will occur promptly thereafter.

5. AFS will charge ALIC and Allstate for all the services and facilities provided pursuant to this Agreement via the monthly expense allocation process. Payments will be through the monthly intercompany settlement process. The process will be completed by Allstate personnel in the most timely and effective method available.

6. AFS shall maintain such records as may be required relating to the accounting system of AFS, Allstate and ALIC.

7. Upon reasonable notice, and during normal business hours, Allstate and ALIC shall be entitled to, at their own expense, inspect records, which pertain to the computation of charges for the facilities or services provided pursuant to this Agreement. AFS shall at all times maintain correct and complete books, records and accounts of all services and facilities furnished pursuant to this Agreement. Allstate and ALIC shall have an unconditional right of ownership of, or at either party's option the right to obtain copies of, any records prepared on its behalf under this Agreement. The parties agree to make such records available to the Director of the Illinois Department of Insurance or his designees.

8. Allstate employees performing duties hereunder at all times during the term of this Agreement shall be in the employment, under the supervision and control of Allstate and shall not be deemed employees of AFS or ALIC. The scope of, and the manner in which, AFS provides facilities and services to Allstate and ALIC shall be reviewed periodically by the parties; and the compensation therefor may be adjusted periodically by mutual agreement of the parties. All services and facilities shall be of good quality and suitable for the purpose for which they are intended.

9. Any party may terminate this Agreement upon sixty (60) days prior written notice to the other parties.

9. AFS shall not assign its obligations or rights under this Agreement without the written consent of Allstate and ALIC. This Agreement may be terminated only upon the consent of AFS; provided, however, that in the event that the affiliate relationship of AFS with Allstate or ALIC ceases to exist, this Agreement shall terminate immediately with respect to such party.

10. All communications provided for hereunder shall be in writing, and if to AFS or ALIC, mailed or delivered to AFS or ALIC at its office at the address listed in its official Corporate records maintained by its Secretary, Attention: Secretary, or if to Allstate, mailed or delivered to its office at 3075 Sanders Road, Northbrook, Illinois 60062, Attention:
     Controller, or addressed to any party at the address such party may hereafter designate by written notice to the other parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year above written.

                                         ALLSTATE FINANCIAL SERVICES,
                                         L.L.C.


                                         By /s/ Robert C. Doebler
                                           -------------------------------------
                                         Robert C. Doebler
                                         Chief Operating Officer

                                         ALLSTATE INSURANCE COMPANY


                                         By /s/ Samuel H. Pilch
                                           -------------------------------------
                                         Samuel H. Pilch
                                         Group Vice President and Controller


                                         ALLSTATE LIFE INSURANCE
                                         COMPANY


                                         By /s/ James P. Zils
                                           -------------------------------------
                                            James P. Zils
                                            Treasurer

                       Exhibit A to Marketing Coordination
                      and Administrative Services Agreement
                  Among Allstate Financial Services, LLC (AFS)
                     Allstate Life Insurance Company (ALIC)
                      Allstate Insurance Company (Allstate)
                                 January 1, 2003

                        SCHEDULE OF AFS SERVICES TO ALIC

In consideration for the marketing fees payable hereunder from ALIC to AFS, AFS shall:

        1. Promote, among its registered representatives, the sale of such registered securities and other financial products and services of ALIC as shall be agreed upon from time to time by AFS and ALIC.

        2. Promote, supervise and monitor the suitability of recommendations made by AFS representatives in connection with the sale of ALIC products, as well as those provided by other issuers.

        3. Provide the NASD-compliance review for all sales and marketing materials prepared for the promotion and communication of information regarding ALIC registered products, and handle the filing and regulatory clearance of such materials with the NASD.

        4. Assist ALIC in providing training to its registered representatives in connection with ALIC products to be distributed by AFS.

        5. Assist in serving ALIC customers by responding to product information inquiries and service requests received by AFS.

        6. Assist in resolving any customer complaints received by AFS or ALIC in connection with the sale or administration of ALIC products.

        7. Maintain and manage supervisory procedures and a network of field compliance and supervisory principals to protect both AFS and ALIC from exposure to legal and regulatory risks and liabilities.

        8. Perform such other services as the parties may mutually agree upon from time to time.

                       Exhibit B to Marketing Coordination
                      and Administrative Services Agreement
                  Among Allstate Financial Services, LLC (AFS)
                     Allstate Life Insurance Company (ALIC)
                      Allstate Insurance Company (Allstate)
                                 January 1, 2003

                      SCHEDULE OF AFS SERVICES TO ALLSTATE

In consideration for the affiliation fees payable hereunder from Allstate to AFS, AFS shall:

        1. Coordinate, manage and maintain the registration, both NASD and State (where required), of all securities licenses for agents and employees of Allstate who apply to become registered representatives of AFS.

        2. Assist with the training of Allstate representatives who become registered, such training to include information on general securities, variable insurance products, mutual funds, AFS policies and procedures, legal and regulatory requirements, suitability of sales recommendations, and other content AFS deems appropriate.

        3. Provide each Allstate agent or employee, who becomes registered, with the AFS Registered Representative Manual.

        4. Conduct annual compliance meetings and required continuing education programs for all Allstate agents or employees who become registered with AFS.

        5. Review, approve and obtain regulatory clearance for any sales or marketing material submitted by Allstate agents or employees for use in the sale of AFS-approved products and services.

        6. Review and supervise the suitability of all securities recommendations made by Allstate/AFS representatives.

        7. Perform periodic office inspections of Allstate agent locations that are registered as branch offices of AFS.

        8. Assist in resolving any customer complaints received by AFS regarding the sales conduct of any Allstate representative in connection with AFS's securities business.

        9. Maintain and manage supervisory procedures and a network of field compliance and supervisory principals to protect both AFS and Allstate from exposure to legal and regulatory risks and liabilities.

        10. Perform such other services as the parties may mutually agree upon from time to time.